UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2016

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480
Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
We have changed the presentation of the information provided in the Quarterly Portfolio Supplement that was posted on our website, www.mtg.mgic.com, on January 21, 2016, and the Additional Information that was contained in our January 21, 2016 Fourth Quarter 2015 Earnings Release. The attached Exhibits present the changed presentation of the Additional Information disclosures for the periods Q3 2014 through Q4 2015 and the Quarterly Portfolio Supplement for the period ending December 31, 2015. The earnings release and quarterly portfolio supplement for First Quarter 2016 will present the information as of March 31, 2016 in the same manner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	April 15, 2016	By: \s\ Julie K. Sperber

Julie K. Sperber
Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99	Revised presentation of the Additional Information for the quarterly periods Q3 2014 through Q4 2015. (Pursuant to General Instruction B.2 to Form 8-K, this information is furnished and is not filed.)
99.1	Revised presentation of the Quarterly Portfolio Supplement for the period ending December 31, 2015. (Pursuant to General Instruction B.2 to Form 8-K, this information is furnished and is not filed.)